UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)        November 8, 2004

Vital Images, Inc.

(Exact name of registrant as specified in its charter)

Minnesota	0-22229	41-1321776
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

3300 Fernbrook Lane No., Suite 200, Plymouth, Minnesota	55447
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code             (763) 852-4100

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 4 —Matters Related to Accountants and Financial Statements

Item 4.02 Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review

(a)           On November 8, 2004, management of Vital Images, Inc. (“Vital Images”) determined that the the financial statements included in Vital Images’ Annual Report on Form 10-K for the year ended December 31, 2003 and its Quarterly Reports on Form 10-Q for the quarters ended March 31, 2004 and June 30, 2004 could not be relied upon because they did not include a total of approximately $564,000 of previously unrecognized revenue from deferred maintenance and service arrangements that should have been recognized during the periods covered by those Reports.  Thus, and as reported in Vital Images’ press release dated November 10, 2004, a copy of which was attached as an exhibit to its Current Report on Form 8-K filed with the Securities and Exchange Commission on November 10, 2004, the financial statements included in those Reports will be restated.  This restatement will result in an increase in Vital Images’ revenue and net income for 2003 and the first two quarters of 2004.  An additional $41,000 of previously unrecognized revenue was also discovered relating to the quarter ended September 30, 2004.  The total amount of previously unrecognized maintenance and services revenue is lower than the estimated amount set forth in the press release of November 10, 2004.

                The decision to restate these financial statements was made by Vital Images’ management after consultation with the chairman of the Company’s Audit Committee, after discovery and analysis of the omission.  As part of the preparation and testing of controls under Section 404 of the Sarbanes-Oxley Act of 2002, Vital Images discovered that it had not recognized deferred revenue from certain maintenance and service arrangments when the services were performed in 2003 and the first three quarters of 2004.  Vital Images has identified two causes for the omission — manual procedures that did not always identify when services were provided and insufficient review of older deferred revenue balances.  Vital Images has designed new procedures and controls that it will immediately implement to improve the process for recognizing revenue from maintenance and services and to review deferred revenue schedules on a timely basis.  With these improvements, Vital Images expects to remedy this weakness, viewed by management as a material weakness under Section 404 of the Sarbanes-Oxley Act of 2002, by December 31, 2004.

                Vital Images will file with the Securities and Exchange Commission an Annual Report on Form 10-K/A for the year ended December 31, 2003 (the “Form 10-K/A”) and Quarterly Reports on Form 10-Q/A for the periods ended March 31, 2004 and June 30, 2004 to reflect changes required as a result of the restatement.  In addition, on November 10, 2004, Vital Images filed a Notification of Late Filing on Form 12b-25 with the Securities and Exchange Commission to extend the deadline for filing its Quarterly Report on Form 10-Q for the quarter ended September 30, 2004 for up to five calendar days.  Vital Images requires additional time to prepare the financial statements included in the Quarterly Report on Form 10-Q for the quarter ended September 30, 2004 because of the proximity of November 8, 2004, the date that it determined that its financial results would have to be restated, to the November 9, 2004 due date of the Quarterly Report.

                Vital Images’ management has discussed the matter disclosed in this Item 4.02(a) with PricewaterhouseCoopers LLP.

SIGNATURES

                Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 15, 2004.		Vital Images Inc.
	By	/s/ Gregory S. Furness
Gregory S. Furness
Chief Financial Officer and Vice President — Finance
(Chief Financial Officer and Chief Accounting Officer)